                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                December 22, 2004




                               CHEMED CORPORATION
             (Exact name of registrant as specified in its charter)




   Delaware                         1-8351                     31-0791746
State or other             (Commission File Number)         (I.R.S. Employer
jurisdiction of                                              Identification
incorporation)                                                   Number)




        2600 Chemed Center, 255 East 5th Street,   Cincinnati, OH 45202
        (Address of principal executive offices)        (Zip Code)



               Registrant's telephone number, including area code:
                                 (513) 762-6900










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Item 2.05  Costs Associated with Exit or Disposal Activities.

              On December 22, 2004, the Board of Directors of Chemed Corporation ("Company") authorized the discontinuance of the operations of the Company's Service America segment through an asset sale to employees of Service America. The disposal is subject to certain regulatory and other approvals and is expected to be completed during the first half of 2005.

              Our decision to dispose of Service America, which provides major-appliance and heating/air conditioning repair, maintenance and replacement services, is based on declining operating results and projected operating losses:

              - Net service revenues declined from $74.2 million for the year ended December 31, 2000 to $48.1 million for the year ended December 31, 2003. Service revenues for the year ended December 31, 2004 are projected to decline to $38.8 million.

               - Service America recorded net losses in each of the last three years and is projected to record net losses for 2004 and beyond.

              The acquiring corporation will purchase a substantial majority of Service America's assets in exchange for assuming substantially all of Service America's liabilities. Included in the assets to be acquired is a receivable from the Company for approximately $4.9 million. The Company will pay $1 million of this receivable upon closing and the remainder over the following year in 11 equal monthly installments. The amount of this receivable is subject to adjustment for changes in Service America's balance sheet through the date of closing.

              In connection with the disposal, we estimate that we will record the following pretax costs and expenses during the fourth quarter of 2004 (in millions):

                      Asset impairment charges            $ 3.4
                      Employee termination costs            1.8
                      Professional fees                     1.4
                      Other                                  .5
                                                          -----
                               Total                      $ 7.1
                                                          =====

              The timing of expected pretax cash outflows from the disposal of Service America, is summarized as follows (in millions):

                      2005                                $ 5.7
                      2006                                  1.5
                      2007                                   .1
                                                          -----
                               Total                      $ 7.3
                                                          =====


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              The timing of expected cash inflows from income tax benefits related to the disposal of Service America, is summarized as follows (in millions):

                      2005                                $14.4
                      2006                                   .1
                      2007                                   .1
                                                          -----
                               Total                      $14.6
                                                          =====




                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CHEMED CORPORATION

Dated:   December 29, 2004               By:   /s/ Arthur V. Tucker, Jr.
        ------------------                    --------------------------
                                               Arthur V. Tucker, Jr.
                                               Vice President and Controller


























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